U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  April 11, 2007

Citigroup Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)		10043 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 7.01  Regulation FD Disclosure.

On April 11, 2007, Citigroup Inc. held an investor presentation titled “Structural Expense Review.”

Exhibit 99.1 is a copy of the related press release issued by Citigroup Inc., and Exhibit 99.2 is a copy of the presentation materials used in connection with the investor presentation.  The information in Exhibits 99.1 and 99.2 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and the information contained in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18.  Furthermore, the information contained in Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into the filings of Citigroup Inc. under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number
99.1	Press release, dated April 11, 2007, issued by Citigroup Inc.

99.2	Presentation materials for the investor presentation by Citigroup Inc.

The investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from those included in these statements due to a variety of factors.  More information about these factors is contained in Citigroup’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: April 11, 2007	By:	/s/ JOHN C. GERSPACH
Name: John C. Gerspach
Title: Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press release, dated April 11, 2007, issued by Citigroup Inc.
99.2	Presentation materials for the investor presentation by Citigroup Inc.